EXHIBIT 4.1


       SEPTEMBER 12, 2002

                              CONSULTING AGREEMENT

RE:  ABCI HOLDING

DEAR THOMAS CARTER

WE ARE PLEASED YOU HAVE SELECTED SOUTH COAST CORPORATE DEVELOPMENT, INC. WITH RESPECT TO GENERAL BUSINESS ADVICE AND RE-ORGANIZATION CONSULTING SERVICES. SOUTH COAST EXPECTS ITS PROFESSIONAL STAFF TO PROVIDE HIGH QUALITY SERVICES IN A COST-EFFECTIVE AND COLLABORATIVE MANNER. THIS LETTER SETS FORTH GUIDELINES TO GOVERN OUR RELATIONSHIP, IN CONJUNCTION WITH YOUR FEE AGREEMENT AND THE RULES OF PROFESSIONAL RESPONSIBILITY.

A. CONFLICTS CHECK. TO PROTECT BOTH OF US AND TO COMPLY WITH PROFESSIONAL OBLIGATIONS, BY SIGNING THIS WE CONFIRM THAT WE HAVE RESOLVED ANY POTENTIAL CONFLICTS OF INTEREST WITH PRESENT OR FORMER CLIENTS OF OUR FIRM. WE EXPECT YOU WILL INFORM US OF ANY ADDITIONAL POTENTIAL CONFLICTS YOU MAY DISCOVER AND PROVIDE US ALL NECESSARY INFORMATION SO WE MAY EVALUATE WHETHER TO ENGAGE OR CONTINUE YOUR SERVICES.

B. PROFESSIONAL FEES. YOU UNDERSTAND OUR FEES WILL BE BASED ON THE HOURLY BILLING RATES CHARGED BY EACH CONSULTANT. YOU UNDERSTAND WE, SPECIFICALLY, WILL HAVE PRIMARY RESPONSIBILITY FOR OUR FIRM'S SERVICES AND OUR RATE IS $150.00 PER HOUR, INCLUDING DRIVING TIME, WHICH WILL DIVIDE BY THE CLIENTS SERVICED ANY PARTICULAR DAY. SHOULD OUR BILLING RATE BE ADJUSTED, BUT NOT MORE OFTEN THAN ANNUALLY, WE SHALL PROVIDE REASONABLE ADVANCE WRITTEN NOTICE. IF PORTIONS OF THE MATTER ARE DELEGATED TO OTHER CONSULTANTS YOU SHALL INFORM US IN WRITING OF THEIR NAMES AND BILLING RATES.

C. SERVICES. OUR PRIMARY SERVICE IS TO COUNSEL YOU AND PROVIDE GUIDANCE ON THE ISSUES FOR WHICH YOU HAVE ENGAGED US. TO THAT END, AND TO MINIMIZE CONSULTING FEES, YOU ARE TO DIRECT THE ACCOUNTING DEPARTMENT, ITS STAFF, ON THE STEPS NECESSARY TO ADDRESS THE MATTER.

A CORPORATE OFFICER MUST PREAUTHORIZE, EITHER VERBALLY OR IN WRITING, ANY SERVICE OUR FIRM RENDERS. IN FURTHER EFFORT TO MINIMIZE FEES, WE EXPECT OUR FIRM TO ASSIGN TASKS AMONG PARTNERS AND ASSOCIATES IN A MANNER COMMENSURATE WITH THE LEVEL OF EXPERTISE REQUIRED. NO FEES SHALL BE PAID SEPARATELY FOR SECRETARIAL OR CLERICAL SERVICES. ANY ADDITIONAL AGREEMENTS REGARDING FEES MUST BE SET FORTH IN WRITING AND SIGNED BY A SOUTH COAST CORPORATE DEVELOPMENT, INC.

D. COSTS AND EXPENSES. TO THE EXTENT POSSIBLE, WE WILL DIRECT THE YOUR ACCOUNTING DEPARTMENT TO INCUR THE NECESSARY COSTS OR EXPENSE. PROVIDED A COST OR EXPENSE IS PREAUTHORIZED, ABCI HOLDING, INC. WILL REIMBURSE OUR FIRM FOR CERTAIN COSTS OR EXPENSES ACTUALLY INCURRED AND REASONABLY NECESSARY FOR THE MATTER, AS LONG AS YOUR CHARGES ARE COMPETITIVE WITH OTHER SOURCES OF THE SAME PRODUCTS OR SERVICES. THE FOLLOWING GUIDELINES APPLY:

1. COMPUTER-RELATED EXPENSES. ABCI HOLDING, INC. MUST PREAUTHORIZE ANY SUCH EXPENSE. IF ABCI HOLDING, INC. HAS ITS OWN ON-LINE COMPUTERIZED RESEARCH SERVICES AND WE SHALL DIRECT THE ACCOUNTING DEPARTMENT IN THE UTILIZATION OF THESE SERVICES. YOU ARE ENCOURAGED TO USE COMPUTER SERVICES SUCH AS DOCUMENT CODING OR COMPUTERIZED DEPOSITIONS TO ENABLE YOUR FIRM TO MORE EFFICIENTLY MANAGE THE MATTER.

2. TRAVEL. ONLY TRAVEL EXPENSES PREAUTHORIZED IN WRITING WILL BE REIMBURSED, INCLUDING REASONABLE LODGING AND MEALS. WE EXPECT YOUR FIRM TO ADVANCE TRAVEL EXPENSES AND SUBMIT BILLS FOR REIMBURSEMENT. SHOULD TRAVEL BE REQUIRED FOR DISTANCES OVER 500 MILES, FIRST CLASS AIRLINE TICKETS SHALL BE PROVIDED.

3. PHOTOCOPYING. WE WILL REIMBURSE AT A MAXIMUM OF 10 CENTS PER PAGE FOR NORMAL PHOTOCOPYING. ANY HIGHER OR EXPEDITED COST REQUIRES PREAUTHORIZATION.

4.     TELEPHONE. REIMBURSEMENT FOR COST OF TELEPHONE CALLS WE BE REQUIRED.

5. POSTAGE/COURIER. ABCI HOLDING, INC. WILL REIMBURSE FOR POSTAGE AT OUR FIRM'S ACTUAL COSTS AND FOR EXPENSES OF OVERNIGHT OR BY-HAND COURIERS ONLY WHEN SUCH SERVICES ARE NECESSARY OR ARE REQUESTED BY ABCI HOLDING, INC.

6. MILEAGE. ABCI HOLDING, INC. SHALL REIMBURSE FOR MILEAGE AT THE RATE OF $.31 PER MILE DRIVEN BY CONSULTANT, WHICH WILL BE DETERMINED BY THE DIVISION OF TOTAL MILES DRIVEN PER DAY, BY THE CLIENTS VISITED.

7.     MISCELLANEOUS EXPENSES. ANY ADDITION EXPENSE REQUIRES PREAUTHORIZATION.

E. BILLING. BILLS WILL BE SUBMITTED SEMI-MONTHLY UNLESS OTHERWISE AGREED IN WRITING.

REIMBURSABLE EXPENSES WILL BE INCLUDED ON EACH BILL AND WILL BE CATEGORIZED BY TYPE OF EXPENSE. OUR FIRM WILL MAINTAIN BACK-UP DOCUMENTATION FOR ALL EXPENSES FOR YOUR REVIEW AS MAY BE DEEMED NECESSARY. IN THE EVENT OUR FIRM FORWARDS INVOICES FOR CERTAIN EXPENSES TO BE PAID DIRECTLY BY ABCI HOLDING, INC., WE EXPECT SUCH INVOICES TO BE ACCOMPANIED BY ANY ADDITIONAL BACK-UP DOCUMENTATION AND A LETTER EXPLAINING THE PURPOSE OF SUCH EXPENSE.


F. INVOLVEMENT OF ABCI HOLDING, INC. WE WANT ABCI HOLDING, INC. TO COLLABORATE CLOSELY WITH THE RENDERING OF OUR SERVICES. OUR FIRM WILL KEEP YOU APPRISED OF ALL MATERIAL DEVELOPMENTS, AND, IN THE CASE OF ADMINISTRATIVE PROCEEDINGS, PROVIDE SUFFICIENT NOTICE TO US TO ENABLE ABCI HOLDING, INC. STAFF TO ATTEND MEETINGS, CONFERENCES, AND OTHER PROCEEDINGS. A COPY OF ALL CORRESPONDENCE IN THE COURSE OF YOUR SERVICES, INCLUDING INTERNAL MEMORANDA IS TO BE FORWARDED TO ABCI HOLDING, INC.

G. TERMINATION. EITHER PARTY MAY TERMINATE THIS ENGAGEMENT BY WRITTEN SIXTY DAY
(60) NOTICE AT ANY TIME. TERMINATION BY OUR FIRM IS SUBJECT TO AN OBLIGATION TO GIVE ABCI HOLDING, INC. REASONABLE NOTICE TO PERMIT IT TO OBTAIN ALTERNATIVE REPRESENTATION OR SERVICES, AND SUBJECT TO APPLICABLE ETHICAL PROVISIONS. OUR FIRM WILL BE EXPECTED TO PROVIDE REASONABLE ASSISTANCE IN EFFECTING A TRANSFER OF RESPONSIBILITIES TO THE NEW FIRM.

H. DISPUTES. THE LAWS OF THE STATE OF CALIFORNIA SHALL GOVERN THIS AGREEMENT, INCLUDING ALL RULES OR CODES OF ETHICS THAT APPLY TO THE PROVISION OF SERVICES. ALL DISPUTES BETWEEN US ARISING OUT OF THIS ENGAGEMENT THAT CANNOT BE SETTLED SHALL BE RESOLVED THROUGH BINDING ARBITRATION IN ACCORDANCE WITH THE AMERICAN ARBITRATION ASSOCIATION RULES FOR RESOLUTION OF COMMERCIAL DISPUTES THEN IN EFFECT. JUDGMENT UPON THE AWARD MAY BE ENTERED IN ANY COURT HAVING JURISDICTION THEREOF. ARBITRATORS MAY, IN THEIR SOLE DISCRETION, AWARD ATTORNEY FEES TO THE PREVAILING PARTY.

PLEASE REVIEW THIS AGREEMENT CAREFULLY AND ACKNOWLEDGE YOUR ACCEPTANCE BELOW. WE LOOK FORWARD TO WORKING WITH YOUR LAW FIRM.

SINCERELY,


RANDALL A. JONES
CHIEF EXECUTIVE OFFICER
SOUTH COAST CORPORATE DEVELOPMENT, INC.


THE ABOVE AGREEMENT IS ACCEPTED AND AGREED TO

CLIENT:                       ABCI HOLDING, INC.
AUTHORIZED SIGNATURE:         /s/Thomas Carter
PRINT NAME:                      Thomas Carter